Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

1st Constitution Bancorp

Cranbury, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-237440) of Lakeland Bancorp, Inc. of our report dated March 15, 2021, relating to the consolidated financial statements of 1st Constitution Bancorp, which appears in this Form 8-K.

/s/ BDO USA, LLP
Philadelphia, Pennsylvania
September 8, 2021